Exhibit 5.1

April 7, 2011

CPI International, Inc.

811 Hansen Way

Palo Alto, California 94303-1110

Re:	CPI International, Inc. and Guarantors
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to CPI International, Inc., a Delaware corporation (the “Issuer”), CPI International Holding Corp., a Delaware corporation (the “Parent Guarantor”), and each of the subsidiary guarantors of the Issuer listed on Schedule I hereto (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), in connection with the public offering of $215,000,000 aggregate principal amount of the Issuer’s 8.00% Senior Notes due 2018 (the “Exchange Notes”).  The Exchange Notes will be issued under the Indenture, dated as of February 11, 2011 (the “Base Indenture”), by and among the Issuer, the Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 11, 2011, by and among the Issuer, the Guarantors and the Trustee ( such First Supplemental Indenture, together with the Base Indenture, the “Indenture”). The Indenture provides for the guarantee of the Exchange Notes by the Guarantors to the extent set forth in the Indenture (guarantees by the Guarantors are referred to herein as the “Guarantees”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the 8.00% Senior Notes due 2018 of the Issuer (the “Original Notes”) issued and outstanding under the Indenture, as contemplated by the Registration Rights Agreement, dated as of February 11, 2011 (the “Registration Rights Agreement”), by and among the Issuer, the Parent Guarantor, UBS Securities LLC and KKR Capital Markets LLC, as the initial purchasers of the Original Notes. Each of the Subsidiary Guarantors have entered into a Joinder Agreement, dated as of February 11, 2011 (the “Joinder Agreement”), pursuant to which the Subsidiary Guarantors became a party to the Registration Rights Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)                                  the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees to be filed by the Issuer with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)                                an executed copy of the Registration Rights Agreement;

(iii)                            an executed copy of the Joinder Agreement;

(iv)                            an executed copy of the Indenture;

(v)                                 the Certificate of Incorporation of the Issuer, as certified by the Secretary of State of the State of Delaware, as amended;

(vi)                              the Bylaws of the Issuer, as amended and in effect as of the date hereof, as certified by Joel A. Littman, Secretary of the Issuer;

(vii)                          the Certificate of Incorporation or Restated Articles of Incorporation, as applicable, as amended where applicable of each of the Guarantors that is a corporation, as certified by the Secretary of State of the State of Delaware or State of California, as applicable;

(viii)                      the Certificate of Formation of each of the Guarantors that is a limited liability company, as certified by the Secretary of State of the State of Delaware;

(ix)                             the Bylaws or Limited Liability Company Agreement, as applicable, as amended where applicable, of each of the Guarantors, as certified by Joel A. Littman, Secretary of each of the Guarantors;

(x)                                certain resolutions of the Board of Directors, Board of Managers or Managing Member, or committee thereof, as applicable, of the Issuer and each Guarantor, adopted on January 26, 2011, January 27, 2011, February 3, 2011 or February 11, 2011, as applicable, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture, the Guarantees and related matters, as certified by Joel A. Littman, Secretary of the Issuer and each Guarantor; and

(xi)                            the form of the Exchange Notes, included as an exhibit to the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Issuer and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Issuer and each of the Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the General Corporation Law of the State of California and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type governed or contemplated by the Exchange Offer, the Indenture and the Exchange Notes (including applicable provisions of the Delaware constitution and reported judicial interpretations interpreting Delaware corporate and limited liability company laws) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act of 1939 and the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Issuer and each of the Guarantors, respectively, enforceable against the Issuer and each of the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

Subsidiary Guarantors

•                  Communications & Power Industries LLC

•                  CPI Subsidiary Holdings LLC

•                  Communications & Power Industries International Inc.

•                  Communications & Power Industries Asia Inc.

•                  CPI Econco Division

•                  CPI Malibu Division

Schedule I